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                                                                    EXHIBIT 21.1

                 Subsidiaries of Bellwether Exploration Company




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
                                                        State of Incorporation
                                                        ----------------------
Black Hawk Oil Company                                         Delaware
Bellwether International Incorporated                          Delaware
Bellwether Cayman, Inc.                                        Delaware
Petrobell, Inc.                                                Delaware
Pan American Energy Finance Corp                               Delaware


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